SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this "Agreement"), dated as of October 9, 2007, is made by and between Micro-Tech Identification Systems, Inc., a corporation organized and existing under the laws of the State of Nevada, with an address at 1608 W. 2225 S., Woods Cross, UT 84087 (the "Company") and Grand Orient Fortune Investment, Ltd., a limited liability company organized and existing under the laws of the British Virgin Islands, with an address at Unit 1B-1806, 32 Baiziwan Road, Chaoyang District, Beijing 100022, China (the "Stockholder").

WITNESSETH:

WHEREAS, the Stockholder desires to sell to the Company, and the Company desires to repurchase from the Stockholder, 1,944,444 shares of the Company’s common stock (the "Shares"), par value $0.001 per share (“Common Stock”);

WHEREAS, the Company’s Board of Directors has approved the Company’s repurchase of the Shares at a price per share equal the offering price per share of the Company’s Common Stock to be offered and sold in an offering (the “Offering”) of a minimum of $3,000,000 and a maximum of $8,000,000 of the Company’s securities exempt from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D promulgated thereunder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, intending to be legally bound hereby, the parties agree as follows:

1. Repurchase of the Shares. The Company shall repurchase from the Stockholder, and the Stockholder shall sell to the Company, all right, title and interest to the Shares. The Company shall deliver to the Stockholder, in exchange for the Shares, a cash amount equal to an aggregate of $3,169,444 (the “Purchase Price”), being the Offering price per share multiplied by the aggregate number of the Shares.

2. Stockholder’s Representations and Warranties. The Stockholder represents and warrants to the Company as of the date hereof:

(a) Stockholder beneficially owns and has the unrestricted right (other than as such right may be restricted by laws of general application, including the Securities Act) to transfer the Shares, free and clear of all liens, claims, charges and other encumbrances.

(b) Stockholder has full right, power and authority to enter into this Agreement and to transfer the Shares in accordance with the terms of this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Stockholder.

(c) Stockholder has not assigned or transferred any interest in any of the Shares, or entered into any agreement the effect of which is to modify the rights of the holder of the Shares.

(d) Stockholder acknowledges and represents that the Company is not a fiduciary of Stockholder and that Stockholder and the Company have entered into the transactions that are the subject of this Agreement at arms' length.

(e) Stockholder is not currently acting as an agent of the Company, or as an underwriter or a dealer with respect to (or participating in a distribution of) any securities of the Company and has not offered the Shares for sale to investors or otherwise participated in the Offering.

(f) Stockholder has not offered or sold any shares of capital stock of the Company by any form of general solicitation or general advertising.

(g) Stockholder is relying on his business or financial experience or the business or financial experience of Stockholder’s professional advisors who are unaffiliated with the Company, in determining whether to enter into this Agreement and to transfer the Shares to the Company pursuant to the Company.

(h) Stockholder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(i) The Company has made it’s officers and directors available to Stockholder to answer questions about the Company and its business. Stockholder has conducted his own investigation, to the extent that the Stockholder has determined necessary or desirable, regarding the Company and Stockholder has not relied upon any statements or representations made by the Company or any director, officer, employee, representative or other advisor of the Company in making its decision to sell the Shares. Stockholder acknowledges that the Company or its officers, directors, employees or affiliates may be in possession of material, nonpublic information regarding the Company. Stockholder agrees to sell the Shares to the Company pursuant to the terms hereof without access to such information. Stockholder acknowledges and agrees that no representations or warranties, whether express or implied, were, or are being, given to Stockholder by the Company, other than the representations and warranties as are set forth in Section 3 hereof.

(j) Stockholder has reviewed with its own tax and legal advisors the tax and legal consequences of the transactions contemplated by this Agreement. Stockholder relies solely on such advisors and not on any statements or representations of or of any of the Company’s agents with respect to such tax and legal consequences. Stockholder understands that Stockholder, and not the Company, shall be responsible for Stockholder’s own tax and legal liability that may arise as a result of the transactions contemplated by this Agreement.

(k) Stockholder acknowledges that no representation by the Company is made that the Purchase Price it is to receive for sale of the Shares under this Agreement is fair to the Stockholder or equal to any purchase price that may be offered to other parties, now or in the future, and that such Purchase Price may be greater or less than the actual fair market value of the Shares. Stockholder acknowledges that shares of the Company’s common stock may trade at prices higher than the Purchase Price and that the Company may offer its shares, or other stockholders of the Company may in the future sell their shares to the Company or to third parties, at prices higher or lower than the Purchase Price. Stockholder acknowledges that it will have no future participation in any Company gains, profits or dividends with respect to the Shares. Stockholder acknowledges that the Company and its Board of Directors have expressed no opinion to Stockholder and made no recommendation to Stockholder as to whether Stockholder should sell the Shares to the Company pursuant to the terms of this Agreement and that the Company’s Board of Directors has told Stockholder that it did not request, and did not receive, a fairness opinion from any financial advisor with respect to the purchase price for the Shares.

3. Company’s Representations and Warranties. The Company represents and warrants to Stockholder as of the date hereof:

(a) Organization. Each of the Company and its subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as applicable, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification required, except for those jurisdictions in which failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on (A) the business affairs, financial condition, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (B) the transactions contemplated by, or the Company's ability to perform under, this Agreement (“Material Adverse Effect").

(b) Corporate Power and Authority. The Company has full corporate power and authority necessary to (i) execute and deliver this Agreement, (ii) perform its obligations hereunder, (iii) own and operate its properties and assets and (iv) carry on its business as presently conducted and as proposed to be conducted.

(c) Authorization. The execution, delivery and performance of this Agreement (including the purchase of the Shares) have been duly authorized by all requisite corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.

(d) Execution; Binding Agreement. This Agreement has been duly executed and delivered by the Company and, when this Agreement is duly authorized, executed and delivered by Stockholder, will be a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(e) Non-contravention. Neither the execution and delivery by the Company of this Agreement, nor the performance by the Company of any of its obligations hereunder, nor compliance with the terms and provisions hereof, nor the consummation of the transactions contemplated herein violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any Person under (i) the certificates of incorporation or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, (iii) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which the Company or any of its subsidiaries is a party, by which the Company or any of its subsidiaries is bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or (iv) any rule or regulation of the NASD or its OTC Bulletin Board or any rule or regulation of the markets where the Company's securities are publicly traded or quoted applicable to the Company or the transactions contemplated hereby.

(f) Required Consents; Permits. No consent, approval, license, authorization, validation or order of, or filing, recording or registration with, or exemption by, any court, governmental agency or other body or authority, or any subdivision thereof, is required to authorize or as a condition to (i) execution and delivery by the Company of this Agreement or the performance by the Company of any of its obligations hereunder or (ii) the legality, validity, binding effect or enforceability of this Agreement.

(g) Legal Proceedings. There is no pending, or to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of its affiliates that could reasonably affect this Agreement.

(h) Compliance with Securities Laws. The offer and sale of the Shares to the Company are made in compliance with all Federal and State securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to buy or has offered to sell or will offer to sell all or any part of the Shares or any other securities to any Person or Persons so as to bring the sale of Shares to the Company but the Stockholder within the registration provisions of the Securities Act.

(i) Non-Public Information; General Sollicitation. The Company has not furnished to Stockholder any material non-public information concerning the Company.

(j) Fairness of Stock Price. The Company has considered and agrees that the Purchase Price is fair to the Company and its stockholders.

4. Closing.

(a) The closing of the sale and repurchase of the Shares shall take place at the offices of Hodgson Russ LLP, 1540 Broadway, 24th Floor, New York, NY 10036, at 10:00 a.m. on September __, 2007, or at such other time and place as the Parties shall agree (which time and place are designated as the “Closing,” and such date, the “Closing Date”); provided, however, that the Closing of the sale and repurchase of the Shares shall occur not later than October ___, 2007.

(b) At the Closing, the Stockholder shall deliver to the Company:

(i) a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock power or other instrument of transfer, in proper form for transfer, free and clear of all liens, charges, claims or other encumbrances of any nature; and

(ii) an executed copy of the Put/Call Agreement between the Company and the Stockholder, in the form attached hereto as “Exhibit A” (the “Put/Call Agreement”), pursuant to which (A) the Company shall have the option to repurchase 972,222 additional shares (the “Additional Shares”) of its Common Stock from the Stockholder at a per share exercise price equal to the Offering price, and (B) the Stockholder shall have the right to require the Company to redeem the Additional Shares at per share redemption price equal to the Offering price.

(b) At the Closing the Company shall deliver to the Stockholder:

(i) the Purchase Price, by wire transfer of immediately available funds to an account designated at least three (3) days prior to the Closing (or such lesser time period as is reasonably practicable); and

(ii) an executed copy of the Put/Call Agreement.

5. Conditions to the Stockholder’s Obligation To Sell. The obligation of the Stockholder hereunder to issue and sell the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, however that these conditions are for the Stockholder’s sole benefit and may be waived by the Stockholder at any time in its sole discretion:

(a) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(b) The Company shall have consummated a reverse merger or share exchange with American International Dairy Holding Co., Inc., a Nevada corporation (“AIDH”), pursuant to which the business and operations of AIDH shall have become the primary business and operations of the Company (the “Merger”);

(c) The Company, or AIDH, shall have consummated the Offering;

(d) The Company shall have delivered an executed copy of the Put/Call Agreement to the Stockholder; and

(e) The Company shall have entered into a Put/Call Agreement with Fortune Land Holding Ltd., a limited liability company organized and existing under the laws of the British Virgin Islands (“Fortune”), in substantially the same form attached hereto as “Exhibit A” (the “Fortune Put/Call Agreement”), pursuant to which (A) the Company shall have the option to repurchase 972,222 shares (the “Fortune Shares”) of its Common Stock from Fortune at a per share exercise price equal to the Offering price, and (B) the Fortune shall have the right to require the Company to redeem the Fortune Shares at per share redemption price equal to the Offering price.

6. Conditions To The Company's Obligation To Purchase. The obligation of the Company hereunder to purchase the Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, however, that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The representations and warranties of the Stockholder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Stockholder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Stockholder at or prior to the Closing Date;

(b) The Company shall have consummated the Merger;

(c) The Company, or AIDH, shall have consummated the Offering;

(d) The Stockholder shall have delivered an executed copy of the Put/Call Agreement to the Company; and

(e) The Company and Fortune shall have entered into the Fortune Put/Call Agreement.

5. Indemnification.

(a) Indemnification of Stockholder. The Company hereby agrees to indemnify Stockholder and each of its consultants, agents, attorneys, accountants and affiliates (each a "Stockholder Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Stockholder Indemnified Party in investigating or defending any such proceeding) (all of the foregoing, including associated costs and expenses being referred to herein as a Proceeding"), that may be incurred that are related, directly or indirectly, to (i) breach of this Agreement by the Company; (ii) the fairness of this transaction and this Agreement to the Company; and (iii) any claims related to the sale or resale of the Shares in violation of state or federal securities laws.

(b) Indemnification of Company. The Stockholder hereby agrees to indemnify the Company and each of its officers, directors, consultants, agents, attorneys, accountants and affiliates (each a "Company Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Company Indemnified Party in investigating or defending any such proceeding) (all of the foregoing, including associated costs and expenses being referred to herein as a Proceeding"), that may be incurred that are related, directly or indirectly, to breach of this Agreement, or any of the representations or warranties contained herein, by the Stockholder.

(c) Conduct of Claims. Whenever a claim for indemnification shall arise under this Section 5 arising out of a third party claim, the party making such a claim (the "Indemnified Party") shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Party's expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of counsel (in addition to any local counsel) other than its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 5 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

6. Miscellaneous.

(a) Counterparts. This Agreement may be executed in two or more counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

(b) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law. Both parties hereto agree to submit to the jurisdiction of all New York courts, including federal courts, and to waive any and all rights under the law of any jurisdiction to object on any basis to jurisdiction or venue within New York.

(c) Further Assurances. Each party shall cooperate with, and take such action as may be reasonably requested by, the other party in order to carry out the provisions and purposes of this Agreement, generally, and the transactions contemplated hereunder.

(d) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of the Agreement, nor shall they affect its meaning, construction or effect.

(f) Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges with and supersedes all prior discussions and understandings of any and every nature among them.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

MICRO-TECH IDENTIFICATION SYSTEMS, INC..

By:	/s/ Yang, Yong Shan
Name: Yang, Yong Shan
Title: Chief Executive Officer

GRAND ORIENT FORTUNE INVESTMENT LTD.

By:	[Illegible]
Name:
Title:

Exhibit A

Form of Put/Call Agreement